Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP EARNINGS ADVANCE ON PROCEEDS OF VISA, INC. INITIAL PUBLIC OFFERING

Riverhead, New York, April 8, 2008 — Suffolk Bancorp (NASDAQ—SUBK) today released the results of its operations during the first quarter of 2008. Earnings-per-share were $0.79, an increase of 54.9 percent from $0.51 during the comparable period of 2007. Net income was $7,559,000, up 46.8 percent from the same quarter last year. A detailed financial summary follows the text.

Chairman, President, and Chief Executive Officer, Thomas S. Kohlmann, commented, “We were fortunate to be among the members of the former VISA payments organization, and therefore eligible to become shareholders of VISA, Inc. upon its organization, and to benefit from the proceeds of the sale of its shares to the public on March 19, 2008. Details of the offering are available in the filings of VISA, Inc. with the Securities and Exchange Commission. The transaction added $2,429,000 to Suffolk’s net income during the first quarter, net of provision for income taxes. That amounted to $0.25 per share. It added 8.82 percent to return on average equity, boosting it to 27.44 percent for the quarter; and 0.65 percent to return on average assets, amounting to 2.03 percent for the period. It improved the efficiency ratio by 9.43 percent, down to 46.61 percent. It was a significant addition to Suffolk’s return to its shareholders during the past quarter.

He went on to say, “Aside from the benefit of the VISA transaction, we were also satisfied with our core performance, particularly considering the recent tumult in financial markets. Without the effect of the VISA transaction, earnings-per-share would have been $0.54, an increase of 5.3 percent from $0.51 during the comparable period of 2007. Net income would have been $5,130,000, essentially flat compared to $5,149,000 during the first quarter of 2007. Return on average equity would have been 18.62 percent, down 81 basis points from 19.43 percent last year. Return on average assets would have been 1.38 percent, down 9 basis points from 1.47 percent last year. The efficiency ratio would have increased by just 10 basis points, to 56.04 percent from 55.94 percent. Clearly, liquidity presented all financial institutions including Suffolk with considerable challenges during the first quarter, as wide spreads developed between rates for risk-free securities of the United States Treasury, and most other sources of funds, pushing up the cost of our liabilities as a result of difficulties in credit markets. This is most evident in a contraction in our net interest margin, which declined by 35 basis points to 4.78 percent from 5.13 percent in the comparable quarter of 2007. This remains, nonetheless, among the widest in the industry, even in the face of one of the most severe liquidity crunches in recent memory. Interestingly, this market has actually provided Suffolk with opportunity as other financial institutions have constrained their lending as they cope with limits on their capital as a result of write-offs, and the inability to obtain incremental funds at reasonable rates of interest. This appears in the footings of our loan portfolio which closed the quarter at $1,009,350,000, up 11.6 percent from $904,091,000 at March 31, 2007. We have been able to provide some of our competitors’ best customers with the kind of financing they can no longer obtain from their long-time lenders.”

He continued, “That said, we continue to follow our underwriting standards carefully, and monitor our loan portfolio closely. Net-charge-offs remain low, at just one basis point of loans, and our allowance for possible loan losses remains at four-and-a-half times our non-performing assets. It is difficult to predict the depth of the current economic cycle, but we believe that we have taken all prudent precautions in the development and management of each lending relationship.”

He concluded, “With growth in our loan portfolio, and two, new branch offices opening this spring, we remain focused on the company’s future. It is our intention, as always, to be a reliable and predictable partner in developing long-term value for our shareholders and customers.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 29 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
April 8, 2008

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	1st Qtr 2008	1st Qtr 2007	Change
EARNINGS
Earnings-Per-Share—Basic	$0.79	$0.51	54.9%
Cash Dividends-Per-Share	0.22	0.22	0.0%
Net Income	7,559	5,149	46.8%
Net Interest Income	15,863	16,082	(1.4)%
AVERAGE BALANCES
Average Assets	$1,492,327	$1,403,061	6.4%
Average Net Loans	969,473	881,671	10.0%
Average Investment Securities	423,582	418,988	1.1%
Average Interest-Earning Assets	1,393,158	1,304,254	6.8%
Average Deposits	1,143,670	1,138,963	0.4%
Average Borrowings	153,924	130,519	17.9%
Average Interest -Bearing Liabilities	944,242	851,058	10.9%
Average Equity	110,189	106,011	3.9%
RATIOS
Return on Average Equity	27.44%	19.43%	41.2%
Return on Average Assets	2.03%	1.47%	38.0%
Average Equity/Assets	7.38%	7.56%	(2.3)%
Net Interest Margin (FTE)	4.78%	5.13%	(6.8)%
Efficiency Ratio	46.61%	55.94%	(16.7)%
Tier 1 Leverage Ratio Mar. 31	7.48%	7.93%	(5.7)%
Tier 1 Risk-based Capital Ratio Mar. 31	9.39%	10.34%	(9.2)%
Total Risk-based Capital Ratio Mar. 31	10.06%	11.02%	(8.7)%
ASSET QUALITY during period:
Net Charge-offs (Recoveries)	$30	$11	172.7%
Net Charge-offs/Average Net Loans (annual)	0.01%	0.00%	100.0%
at end of period:
Non-accrual & Restructured Loans	$1,743	$719	142.4%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing Assets	1,743	719	142.4%
Allowance/Non-performing Assets	450.49%	1,013.35%	(55.5)%
Allowance/Loans, Net of Discount	0.78%	0.81%	(3.7)%
Net Loans/Deposits	87.39%	77.82%	12.3%
EQUITY
Shares Outstanding	9,568,730	10,081,092	(5.1)%
Common Equity	$115,543	$108,626	6.4%
Book Value Per Common Share	12.08	10.78	12.1%
Tangible Common Equity	114,729	107,812	6.4%
Tangible Book Value Per Common Share	11.99	10.69	12.1%
LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$226,616	198,626	14.1%
Commercial Real Estate Mortgages	329,373	291,338	13.1%
Real Estate—Construction Loans	93,836	86,496	8.5%
Residential Mortgages (1st and 2nd Liens)	194,192	155,135	25.2%
Home Equity Loans	66,533	71,945	(7.5)%
Consumer Loans	97,556	99,311	(1.8)%
Other Loans	1,244	1,240	0.3%

Total Loans (Net of Unearned Discounts)	$1,009,350	$904,091	11.6%

PRESS RELEASE
April 8, 2008

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	March 31,
	2008	2007	Change
ASSETS
Cash & Due From Banks	$50,744	$44,611	13.7%
Investment Securities:
Available for Sale, at Fair Value	413,793	403,067	2.7%
Obligations of States & Political Subdivisions	8,910	9,854	(9.6)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	10,018	4,703	113.0%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	433,459	418,362	3.6%

Total Loans	1,009,350	904,091	11.6%
Allowance for Loan Losses	7,852	7,286	7.8%

Net Loans	1,001,498	896,805	11.7%

Premises & Equipment, Net	22,014	22,235	(1.0)%
Accrued Interest Receivable, Net	7,957	7,940	0.2%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	14,977	15,650	(4.3)%

TOTAL ASSETS	$1,531,463	$1,406,417	8.9%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$393,973	$409,486	(3.8)%
Saving, N.O.W. & Money Market Deposits	428,185	427,849	0.1%
Time Certificates of $100,000 or More	139,648	107,917	29.4%
Other Time Deposits	184,199	207,168	(11.1)%

Total Deposits	1,146,005	1,152,420	(0.6)%

Federal Home Loan Bank Borrowings	192,400	72,700	164.6%
Repurchase Agreements	54,770	53,790	1.8%
Dividend Payable on Common Stock	2,106	2,228	(5.5)%
Accrued Interest Payable	2,079	2,576	(19.3)%
Other Liabilities	18,560	14,077	31.8%

TOTAL LIABILITIES	1,415,920	1,297,791	9.1%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,568,730 and 10,081,092 shares outstanding at March 31, 2008 and 2007, respectively)	33,911	33,911	0.0%
Surplus	20,221	19,990	1.2%
Treasury Stock at Par (3,995,661 and 3,483,299 shares, respectively)	(9,989)	(8,708)	14.7%
Retained Earnings	68,283	66,926	2.0%

	112,426	112,119	0.3%
Accumulated Other Comprehensive Income (Loss), Net of Tax	3,117	(3,493)	(189.2)%

TOTAL STOCKHOLDERS’ EQUITY	115,543	108,626	6.4%
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,531,463	$1,406,417	8.9%

PRESS RELEASE
April 8, 2008

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended
	3/31/08	3/31/07	Change
INTEREST INCOME
Federal Funds Sold	$1	$49	(98.0)%
United States Treasury Securities	99	99	0.0%
Obligations of States & Political Subdivisions	1,511	1,228	23.0%
Mortgage-Backed Securities	1,832	2,030	(9.8)%
U.S. Government Agency Obligations	1,058	1,217	(13.1)%
Corporate Bonds & Other Securities	181	100	81.0%
Loans	17,285	17,309	(0.1)%

Total Interest Income	21,967	22,032	(0.3)%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,318	1,179	11.8%
Time Certificates of $100,000 or more	1,146	1,084	5.7%
Other Time Deposits	1,870	1,944	(3.8)%
Federal Funds Purchased & Repurchase Agreements	516	715	(27.8)%
Interest on Other Borrowings	1,254	1,028	22.0%

Total Interest Expense	6,104	5,950	2.6%

Net-interest Income	15,863	16,082	(1.4)%
Provision for Loan Losses	225	112	100.9%

Net-interest Income After Provision	15,638	15,970	(2.1)%

OTHER INCOME
Service Charges on Deposit Accounts	1,373	1,315	4.4%
Other Service Charges, Commissions & Fees	719	613	17.3%
Fiduciary Fees	372	320	16.3%
Net Securities Gains	3,737	—	100.0%
Other Operating Income	149	123	21.1%

Total Other Income	6,350	2,371	167.8%

OTHER EXPENSE
Salaries & Employee Benefits	6,337	6,169	2.7%
Net Occupancy Expense	1,104	1,024	7.8%
Equipment Expense	527	582	(9.5)%
Other Operating Expense	2,386	2,548	(6.4)%

Total Other Expense	10,354	10,323	0.3%
Income Before Provision for Income Taxes	11,634	8,018	45.1%
Provision for Income Taxes	4,075	2,869	42.0%

NET INCOME	$7,559	$5,149	46.8%

Average: Common Shares Outstanding	9,593,554	10,189,580	(5.8)%
Dilutive Stock Options	12,610	26,904	(53.1)%

Average Total	9,606,164	10,216,484	(6.0)%
EARNINGS PER COMMON SHARE
Basic	$0.79	$0.51	54.9%
Diluted	$0.79	$0.50	58.0%